UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2012

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ROTECH HEALTHCARE INC.
(Exact name of registrant as specified in its charter)
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Delaware	0-50940	03-0408870
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2600 Technology Drive, Suite 300, Orlando, Florida	32804
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (407) 822-4600

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2012, Rotech Healthcare Inc. (the “Company”) issued a press release announcing that, on June 29, 2012, Philip L. Carter notified the board of directors of the Company of his intention to retire from his position as President and Chief Executive Officer effective December 31, 2012.

As previously reported, the Company amended Mr. Carter's employment agreement on August 8, 2011 specifically in contemplation of Mr. Carter's future retirement and to provide for an orderly succession plan.

Mr. Carter will remain on the Company's Board of Directors after his retirement as President and Chief Executive Officer. The Company's board of directors intends to initiate a search process to identify a successor, considering internal and external candidates. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
99.1	Press Release of the Company dated July 6, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROTECH HEALTHCARE INC.

Dated July 6, 2012	By:	/s/ Philip L. Carter
Philip L. Carter
President and Chief Executive Officer